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                                                                     EXHIBIT 5.2

                          (LEWIS & ROCA LLP LETTERHEAD)


December 1, 2003

Tarragon Realty Investors, Inc.
1775 Broadway, 23rd Floor
New York, New York 10019

              Re: Tarragon Realty Investors, Inc. - Form S-3 Registration Statement on Form S-3
                      File No. 333-104749

Dear Ladies and Gentlemen:

         We have acted as special Nevada counsel for Tarragon Realty Investors, Inc., a Nevada corporation (the "Company" or "Tarragon") in connection with the Company's Registration Statement, as amended, on Form S-3 No. 333-104749 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the delayed future possible offer and sale from time to time of up to $80,000,000 aggregate initial offering price of its (i) debt securities (the "Debt Securities"), (ii) shares of special stock, par value $0.01 per share (the "Preferred Stock"), and (iii) shares of common stock, par value $0.01 per share (the "Common Stock"). The Debt Securities, the Preferred Stock and the Common Stock are collectively referred to as "Securities"). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"). This opinion is being provided at your request in connection with the filing of the Registration Statement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Registration Statement.

         In our capacity as special Nevada counsel rendering the opinions hereinafter expressed, we have been furnished with and examined originals or copies, certified or otherwise identified to our satisfaction, of only the following documents and have made no independent verification of only the factual matters set forth in such documents:

                  (i)   Articles of Incorporation of the Company;

                  (ii)  Bylaws of the Company;

                  (iii) The Registration Statement and any and all exhibits thereto;

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                  (iv) Certificate of Existence with Status and Good Standing issued by the Secretary of State of the State of Nevada dated July 18, 2003; and

                  (v) Secretary's Certificate dated July 25, 2003 certifying to the matters stated therein.

         In our examination of the documents described above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents, and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the statements of the Company and the Certificate of Secretary described above.

         We further assume that:

                  (a) Prior to the issuance of any of the shares of Common Stock or Preferred Stock, there will exist, under the Articles of Incorporation, as amended, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock (and securities of any class into which any shares of Preferred Stock may be convertible, as the case may be), and all actions necessary to the creation and designation of any such shares of Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by amendment to the Articles of Incorporation or by an appropriate certificate of designation of preferences, will have been taken.

                  (b) The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action"), in accordance with the Company' s Articles of Incorporation, Bylaws and other governing documents, and applicable Nevada law, in each case so as not to result in a default under or breach


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         of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

                  (c) Any Debt Securities will be issued under a valid and legally binding indenture (the "Indenture") that conforms to the description thereof set forth in the Registration Statement, or applicable Prospectus Supplement, and will comply with the Articles of Incorporation, Bylaws, and applicable Nevada law.

                  (d) Appropriate debentures, notes or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, will be delivered upon the issuance and sale of the Debt Securities, and will comply with the Indenture of the Company and applicable Nevada law.

                  (e) Appropriate certificates representing shares of Common Stock or Preferred Stock will be executed and delivered upon issuance and sale of any shares of Common Stock or Preferred Stock, as the case may be, and will comply with the Company's Articles of Incorporation, Bylaws and applicable Nevada law.

                  (f) The underwriting agreements for offerings of the Securities (each an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding contracts that conform to the description thereof set forth in the Registration Statement or applicable Prospectus Supplement.

                  (g) To the extent that the obligations of the Company under any Debt Securities or related Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture as the Trustee (the "Trustee") will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by such Indenture; such Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally, with respect to acting as Trustee under such Indenture, with all applicable laws and regulations; and the Trustee will have the requisite organization and legal power and authority to perform its obligations under such Indenture.


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                  (h) In addition, we assume that, at or prior to the time of the delivery of any Security (i) the Registration Statement has been declared effective and no stop order has been issued in respect thereof; (ii) a Prospectus Supplement or an amendment to the Registration Statement, as appropriate, has been filed by Tarragon with the Commission in a form reviewed and approved by its securities law counsel, which sets forth the particular terms of the Securities proposed to be issued; (iii) any Underwriting Agreement entered into by Tarragon with respect to the Securities is in a form reviewed and approved by its securities law counsel; (iv) there has not occurred, since the date of this opinion, any change in law affecting the validity of the Securities or the authority, ability or capacity of Tarragon to issue any Security; and (v) Tarragon has not effected any material change to its Articles of Incorporation or Bylaws, except to the extent necessary to permit the issuance of the Securities. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of any Security, nor the compliance by Tarragon with the terms of any Security will violate any applicable law, rule or regulation or will result in a violation of any provision of any instrument or agreement then binding upon Tarragon or any restriction imposed by any court or governmental body having jurisdiction over Tarragon.

         Based upon and subject to the foregoing, we are of the opinion and advise you that, as of the date hereof:

                  1. When a series of the Debt Securities has been duly authorized and established in accordance with the applicable Board Action, the terms of the Indenture, the Articles of Incorporation and Bylaws of the Company and applicable law and, upon execution, issuance and delivery of the debentures, notes or other evidences of indebtedness for such series of the Debt Securities against payment therefor and in accordance with the terms and provisions of such Board Action, the Indenture, the Registration Statement (as declared effective under the Act) or the applicable Prospectus Supplement and, if applicable, the Underwriting Agreement, the Debt Securities will be validly issued.

                  2. Upon due authorization by Board Action of an issuance of shares of Common Stock, and upon issuance and delivery of certificates for such shares of Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), or the applicable Prospectus Supplement and, if applicable, an Underwriting


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         Agreement, or conversion of one or more series of Preferred Stock convertible into shares of Common Stock, the shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

                  3. When a series of the Preferred Stock (and securities of any class into which any shares of Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Articles of Incorporation and Bylaws of the Company and applicable law, and upon issuance and delivery of certificates for shares of such series of Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the conversion of one or more series of Preferred Stock convertible into another series of Preferred Stock, the shares of the series of Preferred Stock represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

         The opinions expressed above is limited to the laws of the State of Nevada, exclusive of the securities or "Blue Sky" laws of the State of Nevada. The foregoing opinion is rendered as of the date hereof. In rendering our opinions stated above, we have relied upon the applicable laws of the State of Nevada as those laws presently exist, and as they have been applied and interpreted by courts having jurisdiction within the State of Nevada. We express no opinion as to the laws of any other jurisdiction or of the interpretation of Nevada law by courts outside of the State of Nevada or the laws of the United States of America.


         No extensions of this opinion may be made by implication or otherwise. We express no opinion other than as expressly set forth herein. This opinion is provided at the request of Tarragon and may be relied upon by Tarragon in consummating the matters described in this opinion and may be relied upon by Prager, Metzger & Kroemer PLLC with respect to matters involving Nevada law in the issuance of that firm's opinion in connection with the Registration Statement.



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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not thereby admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. We further expressly consent to the reliance of this opinion by Prager, Metzger & Kroemer PLLC in rendering their opinion to the Company in connection with the filing of the Registration Statement.

                                               Sincerely,

                                               LEWIS AND ROCA LLP





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